UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 7, 2026

Ventas, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 North LaSalle Street, Suite 1600, Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.25 par value	VTR	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 7, 2026, Ventas Realty, Limited Partnership (the “Borrower”), a wholly owned subsidiary of Ventas, Inc. (the “Company”), and the Company, as guarantor, entered into an amendment to the Credit Agreement (as defined below) (the “Amendment”) with the lenders identified therein and Bank of America, N.A., as administrative agent, pursuant to which that certain Credit and Guaranty Agreement (the “Credit Agreement”), dated as of June 27, 2022, among the Borrower, the Company, the lenders identified therein and Bank of America, N.A., as administrative agent, was amended to, in addition to certain technical amendments, (i) increase the term loans under the Company’s existing unsecured term loan facility (the “Term Loan Facility”) from $500 million to $700 million and (ii) establish a new unsecured delayed draw term loan facility in a principal amount of $550 million (the “Delayed Draw Term Loan Facility”, and together with the Term Loan Facility, the “Facilities”). After giving effect to the Amendment, the aggregate borrowing capacity under the Credit Agreement may be increased, at the Borrower’s option, to up to $1.75 billion by increasing the amount of the Facilities or by incurring additional term loans and delayed draw term loans, in each case subject to the satisfaction of certain conditions set forth in the Credit Agreement, including the receipt of additional commitments for such increase. The proceeds from the increase to the Term Loan Facility will be applied to repay in full all outstanding indebtedness under that certain Credit and Guaranty Agreement, dated as of September 6, 2023 (the “2023 Credit Agreement”), among the Borrower, the Company, the lenders identified therein and Bank of America, N.A., as administrative agent. After giving effect to such repayment, the 2023 Credit Agreement and the guarantee provided by the Company thereunder shall be terminated.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures contained in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K are incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit Number	Description
10.1*	Second Amendment to Credit and Guaranty Agreement, dated as of January 7, 2026, among Ventas, Inc., as Guarantor, Ventas Realty, Limited Partnership, as Borrower, the lenders identified therein and Bank of America, N.A., as Administrative Agent.
104	Cover Page Interactive Data File (formatted as inline XBRL).

*	In accordance with Item 601(a)(5) of Regulation S-K certain schedules and exhibits have not been filed. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VENTAS, INC.

Date: January 7, 2026	By:	/s/ Carey S. Robert
Carey S. Robert
Executive Vice President, General Counsel, Ethics and Compliance Officer and Corporate Secretary of Ventas, Inc.